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[CAREDATA.COM LOGO]

                                                                   EXHIBIT 99.1

CONTACT:
MARK A. KAISER
CHAIRMAN AND CEO
CAREDATA.COM
(404) 364-6700


        CAREDATA.COM SECURES $24 MILLION COMMITMENT FOR EQUITY FINANCING,
                ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS AND
             RESTRUCTURES BUSINESS TO FOCUS ON CASH FLOW AND PROFITS


         ATLANTA (July 6, 2000) - Caredata.com (Nasdaq/NM: CDCM), a leading online provider of healthcare content and applications, today announced that:
(1) it has entered into an agreement with Fusion Capital Fund II, LLC, a Chicago based investment fund, to provide the Company with up to $24 million in equity financing; (2) based on information available to date, total revenue for the second quarter is expected to be approximately $5.0 million; and (3) it is taking significant steps to put the business on the quickest path to positive cash flow and profitability.

         "The recent difficult market conditions for all eHealth companies have resulted in our decision to take specific steps to generate sustainable revenue growth with an emphasis on maximizing cash flow and profitability. The steps we are taking will focus our efforts on utilizing the Internet as an extremely efficient and effective distribution channel for our products; leveraging our traditional business serving institutional healthcare customers; and eliminating certain products that do not meet our growth and profitability criteria," said Mark A. Kaiser, Chairman and CEO of Caredata.com. "As demonstrated by the aggressive restructuring steps we are implementing, the Company's management and Board are committed to pursuing all available strategies and alternatives to increase shareholder value, including a possible merger or sale."

COMMITMENT FOR EQUITY FINANCING

         "Our agreement with Fusion Capital is a very positive step in addressing our liquidity and capital needs," said Mr. Kaiser. "Under the terms of the agreement we will have the ability to sell equity at our discretion at higher and higher prices as we create value in our business."

         Under the terms of the agreement, Fusion Capital has agreed to purchase from Caredata.com up to $12 million of Caredata.com common stock over a 12-month period and, at Caredata.com's option, to purchase up to an additional $12 million over a subsequent 12-month period. The purchase price will be based upon the market price on the date of each sale without any fixed discount to the market price. Generally, Caredata.com has the right to control the timing and the amount of shares sold to Fusion Capital, and Caredata.com has the right to terminate the agreement at any time without any additional cost as long as the stock price remains under $6. Funding is contingent upon the Company having a registration statement


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declared effective by the SEC. Fusion Capital has agreed not to engage in any direct or indirect short selling or hedging of the common stock.

         A copy of the definitive agreement between the Company and Fusion Capital is being filed with the Securities and Exchange Commission today as an exhibit to a Current Report on Form 8-K dated July 6, 2000. The summary discussion of the Fusion Capital transaction set forth above is qualified by reference to that definitive agreement.

         SunTrust Equitable Securities represented the Company in this transaction. SunTrust Equitable Securities and Thomas Weisel Partners are assisting Caredata.com in considering various strategic alternatives for the company, including a possible merger or sale.

PRELIMINARY SECOND QUARTER RESULTS

         Based on information available to date, total revenue for the second quarter, ending June 30, 2000, is expected to be approximately $5.0 million. Caredata expects to report final second quarter results during the week of July 31, 2000.

         Anticipated second quarter revenue reflects weakness in up-front fees associated with syndication and co-branding fees related to the Company's sales to eHealth Internet customers. Revenue from syndication and co-branding fees are expected to be in the range of $400,000-$600,000 in the second quarter, down from over $6 million in the first quarter 2000. Revenue from the core business serving institutional healthcare customers is expected to be generally in line with analyst expectations.

         "Due to adverse changes in the capital market conditions during the second quarter, eHealth sites slowed their product purchase decisions, focused on structuring distribution arrangements without up-front costs and placed greater emphasis on the sharing of transactional revenue," said Kenneth M. Goins, Jr., President and Chief Operating Officer. "Our business model had assumed a decline in up-front fees over time with a shift toward higher revenue from transaction fees and eCommerce activities, but the rapid and dramatic change in access to capital for Internet companies in the second quarter accelerated this shift much faster than we and our business model anticipated.

         "We continued to close new co-branding and syndication deals during the second quarter and we are encouraged by the continuing interest in our content and applications, especially among enterprise sites and application service providers (ASPs). While we will continue to syndicate our content to leading consumer destination portals, our primary focus will remain on working with sites that are business application focused."


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MAJOR STEPS IN BUSINESS RESTRUCTURING TO FOCUS ON CASH FLOW AND PROFITS

         Caredata.com will begin implementing today a major restructuring of its business to focus on the products and customer segments that have the greatest capacity to generate sustainable growth in revenue, cash flow and profitability. The specific steps are:

         - An immediate reduction in headcount of approximately 25% of our current employee base of approximately 250 people including discontinuing the operations of our Clinical Outcomes business unit located in Chicago. The Company also plans to discontinue offering selected products that do not meet the Company's growth and profitability criteria.

         - A write-down of the value of our portfolio of minority equity holdings in approximately 20 eHealth companies largely due to the significant change in market valuations during the second quarter.

         Caredata.com expects to record a one-time charge in the second quarter 2000 in the range of $20-25 million to account for the expenses associated with these activities, including costs associated with headcount reductions, discontinued operations and products, fees associated with financing activities, including fees due relating to the Company's revolving credit facility, and the reduction in market value of minority equity holdings.

         "The significant steps we are taking will enable the Company to leverage its ability to drive growth focused on generating profits and positive cash flow," said Mr. Goins. "We believe that the impact of these comprehensive efforts will strengthen our organization and enhance our ability to create value for our shareholders."

ABOUT CAREDATA.COM

         Caredata.com is a leading online syndicator of healthcare content and applications to a wide range of Internet portals and e-commerce sites. The company enables Web sites to enhance their content offerings by delivering Caredata.com's award-winning, co-branded tools to their established online communities. These syndicated tools and services empower physicians, consumers and healthcare enterprises to gain insight into critical healthcare information and conduct business more efficiently. Caredata.com's Web applications include its CiteLine(TM) medical search tool, appSTAT(TM) universal healthplan application, myPhysicianSelector(TM) and myHealthPlanSelector(TM) consumer reference tools, HealthcareMatch.com/PracticeMatch(R) job community and PrimeSourceWeb(TM) physician credentials database. Caredata.com has more than fifty strategic partnerships and alliances with leading Web businesses. Caredata.com is headquartered in Atlanta, Ga., and can be found on the Internet at http://www.caredata.com.


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ABOUT FUSION CAPITAL

         Fusion Capital is an innovative, broad-based investment fund located in Chicago, Illinois and is dedicated to meeting the business needs of its partner companies. Fusion Capital offers a wide range of investment products ranging from special situation financing to long-term strategic capital.

         Certain statements in this press release, particularly those anticipating future sources and amounts of available capital, future financial performance, business prospects, growth and operating strategies, strategic Internet relationships, sources of revenue and similar matters, and those modified by the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, constitute "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements reflect management's expectations and are based upon currently available information. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: the company's liquidity and the availability of capital to fund operations; the cooperation of the company's senior lender as the company pursues additional near-term financing (including obtaining an extension of the maturity date of the company's senior credit facility); satisfying the conditions to the availability of the company's equity financing commitment from Fusion Capital; demand for the company's products; pressure on the pricing of the company's products; the effects of the on-going restructuring of the company's business and operations; the length and unpredictable nature of the company's sales cycle; the timing of significant new customer contracts; the loss or non-renewal of significant customer contracts; the number and timing of new strategic Internet relationships such as syndication partners; a reduction in the amount or quality of the company's sources of data; adverse changes in economic conditions in the healthcare information and technology markets; competition from other healthcare information and technology companies; and other risks identified from time to time in the company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 1999 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000. Copies of such filings are available upon request from Caredata.com, Inc.'s investor relations department.